United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2013

(Date of Report)

China Ceetop.com, Inc.

 (Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 6, 2013, China Ceetop.com, Inc. (the “Company”) held its 2013 Annual Meeting of its Shareholders (the “Annual Meeting”).  The holders of 14,870,305 shares of common stock entitled to vote as one class at said meeting, which constitute a quorum thereof, were present thereat in person or by proxy. At the Annual Meeting, the following proposals were considered and the votes “for” “against” and “abstain/withhold” are set forth below:

Proposal	Votes For	Votes Against	Abstain/Withhold
1. Elect Director Weiliang Liu	14,814,447		1,174
2. Amend Articles of Incorporation to change name to Ceetop, Inc.	14,860,371	2,008	7,926
3. Ratify the appointment of Clement C. W. Chan & Co., as the Company’s independent registered public accounting firm.	14,860,625	1,658	8,022
4. Authorize the Company’s 2013 Equity Incentive Plan.	14,810,980	3,421	1,220
5. Approve, on an advisory basis, the compensation of the Company’s named executive officers.	14,810,387	3,616	1,618

	1 Year	2 Years	3 Years	Abstain
6.Vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers	649	292	14,810,120	4,560

The Company has decided, in light of such vote, that the Company will include a shareholder vote on the compensation of executives in its proxy materials every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	CHINA CEETOP.COM, INC.
/s/ Weiliang Liu_________
Weiliang Liu
President